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                                                                    Exhibit 10.1

                            INTERACTIVE TELESIS INC.
                                 1996 STOCK PLAN

1. PREAMBLE

        Interactive Telesis Inc., a Delaware corporation (the "Company") hereby establishes the Interactive Telesis 1996 Stock Plan as a means whereby the Company may, through awards of (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Code, (ii) stock appreciation rights ("SARs"), (iii) nonqualified stock options ("NSOs"), (iv) restricted stock ("Restricted Stock"), and (v) phantom stock ("Phantom Stock"):

        (a) provide key full-time employees, non-employee directors, consultants or advisors, with additional incentive to promote the success of the Company's business;

        (b) encourage such persons to continue to promote the success of the Company; and

        (c) enable such person to acquire proprietary interests in the Company.

        The provisions of this Plan do not apply to or affect any option, stock, stock appreciation right, restricted stock or phantom stock heretofore or hereafter granted under any other stock plan of the Company, and all such options, stock, stock appreciation rights, restricted stock or phantom stock continue to be governed by and subject to the applicable provisions of the plan under which they were granted.

2. DEFINITIONS

        2.1. "Award" means the grant of Options, SARs, Phantom Stock and/or Restricted Stock to a Participant.

        2.2. "Award Date" means the date upon which an Option, SAR, Restricted Stock or Phantom Stock is awarded to a Participant under the Plan.

        2.3. "Board" or "Board of Directors" means the board of directors of the Company.

        2.4. "Code" means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

        2.5. "Committee" means two or more Non-Employee Directors selected by the Board of Directors or any other composition of membership required by a successor Rule to Rule 16b-3. Each member of the Committee shall be a Non-Employee Director as defined in Rule 16b-3 or any successor Rule thereto. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors.

        2.6.  "Common Stock" mean the common stock of the Company.

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        2.7.  "Company" means Interactive Telesis Inc., a Delaware corporation, and any successor thereto.

        2.8. "Exchange Act" shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

        2.9. "Fair Market Value" means the sale price of the Common Stock as determined by the Board of Directors of the Company or the Committee in its sole discretion, consistent with applicable laws.

        2.10. "ISO" means incentive stock options within the meaning of Section 422 of the Code.

        2.11. "Non-Employee Director" means a Director who:

            2.11.1 is not currently the Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), and the Vice President of the Company in charge of the principal business unit, division, or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company's parent, or subsidiaries shall be deemed Officers of the Company, if they perform such policy-making functions of the Company; otherwise currently employed by the Company or a parent or subsidiary of the Company;

            2.11.2 does not receive compensation, either directly or indirectly, from the Company, or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a Director, except for an amount which does not exceed the dollar amount for which disclosure would be required pursuant to Regulation S-K, Item 404(a);

            2.11.3 does not possess an interest in any other transaction for which disclosure would be required pursuant to Regulation S-K, Item 404(a);

            2.11.4 is not engaged in a business relationship for which disclosure would be required pursuant to Regulation S-K,
                    Item 404(b);

        2.12. "NSO" means nonqualified stock options, which are not intended to qualify under Section 422 of the Code.

        2.13. "Option" means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

        2.14. "Option Price" means the price per share of Common Stock at which an Option may be exercised.


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            2.15.   "Participant" means an individual to whom an Award has been granted under the Plan.

            2.16. "Phantom Stock" means hypothetical shares of Common Stock issued as phantom stock under the Plan.

            2.17. "Plan" means the Interactive Telesis 1996 Stock Plan, as set forth herein and from time to time amended.

            2.18. "Restricted Stock" means Common Stock awarded to a participant pursuant to this Plan and subject to the restrictions contained in Section 9 of the Plan.

            2.19.   "SAR" means a stock appreciation right issued pursuant to
                    Section 8 of the Plan.

            2.20.   Rules of Construction

              2.20.1. Governing Law. The construction and operation of this Plan are governed by the laws of the State of California.

              2.20.2. Undefined Terms. Unless the context requires another meaning, any term not specifically defined in the Plan is used in the sense given to it by the Code.

              2.20.3. Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

              2.20.4. Conformity with Section 422. The ISOs issued under this
                      Plan are intended to qualify as incentive stock options described in Section 422 of the Code and all provisions of the Plan relating to the ISOs shall be construed in conformity with this intention. The NSOs issued under this Plan are not intended to qualify as incentive stock options described in Section 422 of the Code and all provisions of the Plan relating to the NSOs shall be construed in conformity with this intention.

              2.20.5. Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

              2.20.6. Singular and Plural. Unless clearly inappropriate, singular terms refer also the plural and vice versa.

              2.20.7. Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provisions did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3. STOCK SUBJECT TO THE PLAN


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        Except as otherwise provided in Section 13, the aggregate number of shares of Common Stock that may be issued under Options or as Restricted Stock through this Plan may not exceed one million four hundred eighty-five thousand (1,485,000) shares. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any Awards of Options and Restricted Stock hereunder shall terminate or expire, as to any number of shares, new Options, and Restricted Stock may thereafter be awarded with respect to such shares.

4.  ADMINISTRATION

        The Plan may be administered by the Committee or Board of Directors. In addition to any other powers set forth in this Plan, the Committee or the Board has the following power:

        (a) to construe and interpret the Plan;

        (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

        (c) subject to the express provisions of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the number of Options, Restricted Stock, Phantom Stock and/or SARs to be subject to each Award, the vesting schedule and the Option Price, payment terms, payment method, and expiration date applicable to each Award;

        (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

        (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable;

        (f) to determine the form in which payment of a SAR or a Phantom Stock Award granted hereunder will be made (i.e., cash, Common Stock, or a combination thereof) or to approve a Participant's election to receive cash in whole or in part in settlement of the SAR or Phantom Stock Award; and

        (g) to determine the form in which tax withholding under Section 16 of this Plan will be made (i.e., cash, Common Stock, or a combination thereof).

5. ELIGIBLE PERSONS

     Subject to the provisions of the Plan, the Committee or Board shall, from time to time, select those key employees, non-employee directors, consultants or advisors, of the Company and any subsidiary or affiliate of the Company, who shall be designated as


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        Participants and the number, if any, of ISOs, SARs, Restricted Stock,
        Phantom Stock, and NSOs, or any combination thereof, to be awarded to each such Participant; provided, however, that no ISOs, or SARs granted with respect to ISOs, shall be awarded under the Plan after the expiration of the period of ten years from the date this Plan is adopted by the Board.

6. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

        Each ISO agreement, in such form as is approved by the Committee or Board, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee or Board may deem appropriate:

        (a) Option Period. Each ISO will expire as of the earliest of:

                (i)   the date on which it is forfeited under the provisions of
                      Section 12;

                (ii) ten years (or five years as specified in paragraph (d) below) from the Award Date;

                (iii) three months after the Participant's termination of
                      employment with the Company and its parent and subsidiaries for any reason other than death;

                (iv)  twelve months after the Participant's death; or

                (v) any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

        (b) Option Price. Subject to the provisions of paragraph (d) below, the Option Price shall be determined by the Committee or the Board of Directors at the same time an ISO is granted, and shall not be less than the Fair Market Value of the Common Stock on the Award Date.

        (c) Other Option Provisions. The form of ISO authorized by the Plan may contain such other provisions as the Committee or Board may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code Section 422 and related U.S. Department of Treasury regulations.

        (d) Awards to Certain Stockholders. Notwithstanding paragraphs (a) and
            (b) above, if an ISO is granted to a Participant who, immediately before the grant of the ISO, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the exercise period specified in the option agreement for which the ISO thereunder is granted shall not exceed five years from the Award Date, and the Option Price


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        shall be at least one hundred and ten percent (110%) of the Fair Market
        Value (as of the Award Date) of the stock subject to the ISO.

7. TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

        Each NSO agreement, in such form as is approved by the Committee, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

        (a) Option Period. Each NSO will expire as of the earliest of:

                (i)   the date on which it is forfeited under the provisions of
                      Section 12;

                (ii) three months after the Participant's termination of employment with the Company and its parent and subsidiaries for any reason other than death;

                (iii) twelve months after the Participant's death; or

                (iv) any other date specified by the Committee when the NSO is granted.

        (b) Option Price. At the time granted, the Board of Directors will fix the Option Price, which will be no less than eighty-five percent (85%) of the Fair Market Value of the shares subject to the NSO on the Award Date.

        (c) Other Options Provisions. The form NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

        The Committee or Board may, in its discretion, grant a SAR to any Participant under the Plan. Each SAR shall be evidenced in agreement between the Company and the Participant, and may relate to and be associated with all or any part of a specific ISO or NSO. A SAR shall entitle the Participant to whom it is granted the right, so long as such SAR is exercisable and subject to such limitations as the Committee or Board shall have imposed, to surrender any then exercisable portion of his SAR and, if applicable, the related ISO or NSO, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share Option Price under such ISO or NSO on the Award Date, and (ii) the number of shares of Common Stock subject to such SAR, and, if applicable, the related ISO or NSO or portion thereof which is surrendered.

        A SAR granted in conjunction with an ISO or NSO shall terminate on the same date as the related ISO or NSO and shall be exercisable only if the Fair Market Value of a share of Common Stock exceeds the Option Price for the related ISO or NSO, and then shall


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        be exercisable to the extent, and only to the extent, that the related
        ISO and NSO is exercisable. The Committee or Board may at the time of granting any SAR add such additional conditions and limitations to the SAR as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such SAR. If a Participant is subject to Section 16(a) and
        Section 16(b) of the Exchange Act, the Committee or Board of Directors may at any time add such additional conditions and limitations to such SAR which, in its discretion, the Committee or Board deems necessary or desirable in order to comply with such Section 16(a) or Section 16(b) and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom. Any ISO or NSO or portion thereof which is surrendered with a SAR shall no longer be exercisable. The Committee or Board of Directors, in its sole discretion, may allow the Company to settle all or part of the Company's obligation arising out of the exercise of a SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the company would otherwise be obligated to deliver.

9. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

        All shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee or Board shall deem appropriate:

        (a) Restricted Period. Shares of Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest. Subject to the provisions of paragraphs (b) and (d) below and any other restrictions imposed by law, any shares of Restricted Stock that vest will be transferred, subject only to the restrictions set forth in Section 20, to the Participant or, in the event of his death, to the beneficiary or beneficiaries designated by writing filed by the Participant with the Committee for such purpose or, if none, to his estate. Delivery of shares in accordance with the preceding sentence shall be made within the thirty-day period after they vest.

        (b) Forfeitures. A Participant shall forfeit all unpaid accumulated dividends and all shares of Restricted Stock which have not vested prior to the date that his employment with the Company is terminated for any reason.

        (c) Certificates Deposited With Company. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited with the Company. Each such certificate shall bear the following (or a similar) legend:

                "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in the Interactive Telesis Inc. 1996 Stock Plan and an Agreement entered into between the registered owner and Interactive


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                Telesis Inc. Copies of such Plan and Agreement are on file at the principal office of Interactive Telesis Inc."

        (d) Stockholder Rights. Subject to the foregoing restrictions, each Participant shall have all the rights of a stockholder with respect to his shares of Restricted Stock including, but not limited to, the right to vote and to receive dividends on such shares.

10. TERMS AND CONDITIONS OF PHANTOM STOCK

        The Committee or Board may, in its discretion, award Phantom Stock to any Participant under the Plan. Each Award of Phantom Stock shall be evidenced by an agreement between the Company and the Participant. An Award of Phantom Stock shall entitle the Participant to whom it is awarded the right to elect, so long as such Phantom Stock is vested and subject to such limitations as the Committee shall have imposed, to surrender any then vested portion of the Phantom Stock, in whole or in part, and receive from the Company in exchange for the Fair Market Value of the Common Stock to which the surrendered Phantom Stock relates, payable either in cash or in shares of Common Stock as the Committee or Board may determine. The Committee or Board may at the time of awarding any Phantom Stock add such additional conditions and limitations to the Phantom Stock as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the Phantom Stock may be surrendered, and the maximum amount of appreciation to be recognized with regard to such Phantom Stock.

11. MANNER OF EXERCISE OF OPTIONS

        To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee or Board, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Committee or Board may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. The Committee or Board may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of shares of Common Stock from the Common Stock otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price. If a Participant pays the Option Price with shares of Common Stock which were received by the Participant upon exercise of one or more ISOs, and such Common Stock has not been held by the Participant for a least the greater of:

        (a) two years from the date the ISOs were granted, or

        (b) one year after the transfer of the shares of Common Stock to the Participant,


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            the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code Section 422.

12. VESTING

        A Participant may not exercise an Option or surrender Phantom Stock or a SAR until it has become vested. Similarly, no share of Restricted Stock may be sold, transferred, reassigned, pledged or otherwise encumbered or disposed of until it is vested. The portion of an Award of Options, SARs, Restricted Stock and/or Phantom Stock that is vested depends upon the period that has elapsed since the Award Date. The following schedule applies to any Award of Options, SARs, Restricted Stock and Phantom Stock under this Plan unless the Committee establishes a different vesting schedule on the Award Date:

               Number of Years
               Since Award Date              Vested Percentage
               -------------------------     -----------------
               Fewer than one                      None
               One but fewer than two              25%
               Two but fewer than three            50%
               Three but fewer than four           75%
               Four or more                        100%

        Notwithstanding anything herein to the contrary, however, all Awards will become vested and exercisable upon the effective date of a "change in control" and will remain exercisable during the thirty days following the effective date of the change in control. As used in this paragraph, the term "change in control" means the change in the legal or beneficial ownership of fifty percent, plus one share, of the outstanding shares of Common Stock of the Company with a six-month period, other than by death or operation of law, or the sale of ninety percent or more of the assets of the Company.

        Regardless of the period elapsed since the Award Date, a Participant's Awards become fully vested if his employment with the Company and its parent and subsidiaries terminates for any of the following reasons:

        (a) retirement on or after his sixty-fifth birthday;

        (b) retirement on or after his fifty-fifth birthday with consent of the Company;

        (c) retirement at any age on account of total and permanent disability as determined by the Company; or

        (d) death.

        If a Participant terminates employment with the Company for any reason, he forfeits any Awards that are not yet vested. A transfer from the Company to a subsidiary or affiliate, or vice versa, is not a termination of employment for purposes of the Plan.


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13. ADJUSTMENT TO REFLECT CHANGES IN CAPITAL STRUCTURE

        If there is any change in the corporate structure or shares of the Company, the Committee or Board may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 13, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

14. NONTRANSFERABILITY OF AWARDS

        Awards under the Plan are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution. During a Participant's lifetime, his Options may be exercised only by him.

15. RIGHTS AS STOCKHOLDER

        No Common Stock may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for shares.

16. WITHHOLDING TAX

        The Company shall have the right to withhold in cash or shares of Common Stock with respect to any payments made to Participants under the Plan any taxes required by law to be withheld because of such payments.

17. NO RIGHT TO EMPLOYMENT

        Participation in the Plan will not give any Participant a right to be retained as an employee of the Company, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

18. AMENDMENT OF THE PLAN

        The Board of Directors may from time to time amend or revise the terms of the Plan in whole or in part and may, without limitation, adopt any amendment deemed necessary; provided, however, that (a) no change in any Award previously granted to a Participant may be made that would impair the rights of the Participant with the Participant's consent, (b) no amendment may extend the period in which a Participant may exercise an ISO beyond the period set forth in Section 6(a)(ii), and (c) no amendment may be adopted by the Board where any applicable laws require shareholder approval unless shareholders approve such amendment.


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19. STOCKHOLDER APPROVAL

        Operation of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted by the Board of Directors in accordance with Section 422 of the Internal Revenue Code, or any successor statute or regulation. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the shares of the Company present at the meeting or represented and entitled to vote thereon.

        If such stockholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all stockholders of the Company.

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